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                                                                  Exhibit (d)(6)

                              EXCELSIOR FUNDS TRUST
                                 AMENDMENT NO. 2
                                       TO
                          INVESTMENT ADVISORY AGREEMENT

     WHEREAS, Excelsior Funds Trust (the "Company"), U.S. Trust Company, N.A. (formerly U.S. Trust Company) ("UST") and United States Trust Company of New York ("USTNY") desire to amend the Investment Advisory Agreement dated as of May 31, 2000 (the "Agreement") by and among them to include the Enhanced Tax Advantaged International Fund and the Equity Income Fund as investment portfolios for which UST and USTNY render investment advisory and other services; and

     WHEREAS, UST and USTNY are willing to render such services to the Company with respect to the Enhanced Tax Advantaged International Fund and the Equity Income Fund;

     WHEREAS, the Investment Advisory Agreement, as expressly amended hereby, shall continue in full force and effect.

     The parties hereto, intending to be legally bound hereby, agree that the Agreement is amended as follows:

     The following sentence should be added directly after the first sentence of
Section 10(a) of the Agreement:

     This agreement, as it relates to the Enhanced Tax Advantaged International Fund and the Equity Income Fund, shall be effective as of the date hereof and, unless terminated sooner as provided herein, shall continue until July 31, 2005.

     Exhibit A to the Agreement is hereby amended and restated as follows:

                   EXHIBIT A TO INVESTMENT ADVISORY AGREEMENT
                           SCHEDULE OF SERIES AND FEES
                       UNDER INVESTMENT ADVISORY AGREEMENT

                                                         Annual Fee (as
                                                        percentage of the
                                                    average daily net assets
                   Series Names                         of the Series)
     ------------------------------------------     ------------------------
     Equity Fund                                             0.65%
     Income Fund                                             0.65%
     Total Return Bond Fund                                  0.65%
     Mid Cap Value Fund                                      0.65%

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     Optimum Growth Fund                                     0.65%
     High Yield Fund                                         0.80%
     International Equity Fund                               1.00%
     Enhanced Tax Advantaged International Fund              0.65%
     Equity Income Fund                                      0.75%

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     IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this instrument to be executed by their officers designated below as of __________, 2003.

                                                  EXCELSIOR FUNDS TRUST


                                                  Name:  _______________________

                                                  Title: _______________________

                                                  UNITED STATES TRUST COMPANY OF
                                                  NEW YORK


                                                  Name:  _______________________

                                                  Title: _______________________

                                                  U.S. TRUST COMPANY, N.A.


                                                  Name:  _______________________

                                                  Title: _______________________